EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
OF ACTIVANT SOLUTIONS INC. (THE “COMPANY”)
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company and Intuit Eclipse, Intuit’s distribution management software division (the “Acquired Business” or “Eclipse”). The unaudited pro forma condensed combined statements of income for the year ended September 30, 2006 and the nine months ended June 30, 2007 give effect to the acquisition and assumption of the assets and liabilities of the Acquired Business, the related borrowings under the senior secured credit agreement of the Company and the payment of the fees and expenses related to the foregoing (collectively, the “Transactions”), as if such Transactions had occurred at the beginning of the periods presented. The unaudited pro forma condensed combined balance sheet as of June 30, 2007 gives effect to the Transactions, as if such Transactions had occurred on June 30, 2007.
This unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position actually would have been had the Transactions in fact occurred on the dates specified, nor does the information purport to project the Company’s results of operations or financial position for any future period or at any future date. All pro forma adjustments are based on preliminary estimates, available information and certain assumptions that the Company believes are reasonable and that are subject to revision upon finalization of the purchase accounting for the Transactions.
Once the Company has completed the valuation studies necessary to finalize the required purchase price allocations in connection with the acquisition of the Acquired Business and identified any changes necessary to conform the financial presentation of the Acquired Business to its own, the unaudited pro forma condensed combined financial information will be subject to adjustment. Such adjustments will likely result in changes to the unaudited pro forma combined balance sheet and the unaudited pro forma combined statements of operations to reflect, among other things, the final allocation of the purchase price. There can be no assurance that such changes will not be material.
The unaudited pro forma condensed combined financial information does not reflect any adjustments for synergies that the Company expects to realize commencing upon consummation of the acquisition of the Acquired Business, but does, however, include the elimination of compensation expense for those Eclipse employees not hired upon acquisition. No assurances can be made as to the amount of net cost savings, if any, that may be realized.
The unaudited pro forma combined financial information should be read in conjunction with the Activant Solutions Inc. historical consolidated unaudited financial statements as of and for the nine months ended June 30, 2007 which are included in its June 30, 2007 Quarterly Report on Form 10-Q and the Activant Solutions Inc. historical audited consolidated financial statements as of September 30, 2006 and for the year then ended which are included in its Amendment No. 1 to Form S-4 Registration Statement filed with the Securities and Exchange Commission on January 12, 2007, the Intuit Distribution Management Solutions historical unaudited financial statements as of and for the nine months ended April 30, 2007 which are included as Exhibit 99.2 of this amendment No. 1 (the “Amendment”) to the Current Report on Form 8-K, and the Intuit Distribution Management Solutions historical audited financial statements as of July 31, 2006 and 2005 and for each of the years then ended which are included as Exhibit 99.1 of this Amendment.

Activant Solutions Inc.
Unaudited Pro Forma Condensed Combined Statements of Income
For the Twelve Months Ended September 30, 2006

	Historical		Pro Forma
(in thousands)	Company*	Eclipse**	Adjustments		Combined

Total revenues	$389,405	$49,781	$—		$439,186
Total cost of revenues	169,054	27,731	(1,988	)(1)	194,797

Gross profit	220,351	22,050	1,988		244,389
Total operating expenses	188,066	36,664	(22,102	)(2)	202,628

Operating income (loss)	32,285	(14,614)	24,090		41,761
Interest expense	(53,340)	—	(7,843	)(3)	(61,183)
Other income (expense)	(41,597)	2	—		(41,595)
Income tax benefit (expense)	20,528	—	(5,687	)(4)	14,841

Net income (loss)	$(42,124)	$(14,612)	$10,560		$(46,176)

*	Historical Company statement of income represents the Company’s fiscal year ended September 30, 2006. In this report, the term “Company” refers to the combined operations of Activant Solutions Holding Inc. (“Predecessor Company”) and Activant Solutions Inc. (“Successor Company”) for the period from October 1, 2005 through September 30, 2006.

**	Historical Eclipse statement of income represents Eclipse’s fiscal year ended July 31, 2006.
The Company is in the process of determining values of certain tangible and intangible assets; thus, the allocation of the purchase price to the assets acquired and liabilities assumed in connection with the acquisition is subject to change. The preliminary purchase price allocation is based upon management’s best estimates of the relative fair values of the identifiable assets acquired and liabilities assumed.

(1) Reflects the following cost of revenues adjustment related to the Eclipse acquisition:
• Employee restructuring resulting in an elimination of compensation expense for those Eclipse employees not hired upon acquisition.	$(1,988)

(2) Reflects the following operating adjustments related to the Eclipse acquisition:
• Annual amortization of $20.0 million of intangible assets over a longer estimated useful life of ten years, partially offset by a net increase of $8.8 million of intangible assets.	$(2,974)

• Employee restructuring resulting in an elimination of compensation expense for those Eclipse employees not hired upon acquisition.	(8,333)

• Elimination of SAB 55 allocation. Historically, Eclipse financials statements include an allocation of certain Intuit corporate expenses. This allocation will not be required after the acquisition.	(10,795)

$(22,102)

(3) Reflects (a) $6.0 million of interest expense on the new term loan of $75.0 million borrowed in connection with the consummation of the Eclipse acquisition, based on an initial interest rate of 8.0625% per annum, (b) $1.6 million of interest expense on the additional $20.0 million of borrowings made under the Company’s senior secured credit agreement in connection with the consummation of the Eclipse acquisition, with an initial interest rate of 7.8125% per annum, and (c) amortization of debt financing costs of $1.3 million over sixty-eight months, or $0.2 million per annum.

(4) Represents the tax effect of the adjustments set forth in the “Adjustments” column above at the Company’s federal statutory tax rate of 35%.

Activant Solutions Inc.
Unaudited Pro Forma Condensed Combined Income Statement
For the Nine Months Ended June 30, 2007

	Historical		Pro Forma
(in thousands)	Company*	Eclipse**	Adjustments		Combined

Total revenues	$301,555	$37,848	$—		$339,403
Total cost of revenues	129,567	22,689	(1,491	)(1)	150,765

Gross profit	171,988	15,159	1,491		188,638
Total operating expenses	126,401	27,108	(16,576	)(2)	136,933

Operating income (loss)	45,587	(11,949)	18,067		51,705
Interest expense	(35,644)	—	(5,882	)(3)	(41,526)
Other income (expense)	786	—	—		786
Income tax benefit (expense)	(4,414)	—	(4,265	)(4)	(8,679)

Net income (loss)	$6,315	$(11,949)	$7,920		$2,286

*	Historical Company statement of income represents the Company’s nine months ended June 30, 2007.

**	Historical Eclipse statement of income represents Eclipse’s nine months ended April 30, 2007.
The Company is in the process of determining values of certain tangible and intangible assets; thus, the allocation of the purchase price to the assets acquired and liabilities assumed in connection with the acquisition is subject to change. The preliminary purchase price allocation is based upon management’s best estimates of the relative fair values of the identifiable assets acquired and liabilities assumed.

(1) Reflects the following cost of revenues adjustment related to the Eclipse acquisition:
• Employee restructuring resulting in an elimination of compensation expense for those Eclipse employees not hired upon acquisition.	$(1,491)

(2) Reflects the following adjustments relating to the Intuit Eclipse acquisition:
• Annual amortization of $20.0 million of intangible assets over a longer estimated useful life of ten years, partially offset by a net increase of $8.8 million of intangible assets.	$(2,230)

• Employee restructuring resulting in an elimination of compensation expense for those Eclipse employees not hired upon acquisition.	(6,250)

• Elimination of SAB 55 allocation. Historically, Eclipse financials statements include an allocation of certain Intuit corporate expenses. This allocation will not be required after the acquisition.	(8,096)

$(16,576)

(3) Reflects (a) $4.5 million of interest expense on the new term loan of $75.0 million borrowed in connection with the consummation of the Eclipse acquisition, based on an initial interest rate of 8.0625% per annum, (b) $1.2 million of interest expense on the additional $20.0 million of borrowings made under the Company’s senior secured credit agreement in connection with the consummation of the Eclipse acquisition, with an initial interest rate of 7.8125% per annum, and (c) amortization of debt financing costs of $1.3 million over sixty-eight months, or $0.2 million per annum.

(5) Represents the tax effect of the adjustments set forth in the “Adjustments” column above at the Company’s federal statutory tax rate of 35%.

Activant Solutions Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
as of June 30, 2007

	Historical		Pro Forma
(in thousands)	Company*	Eclipse**	Adjustments	Combined

Assets:
Cash and cash equivalents	$25,565	$—	$(6,133)	$19,432
Total current assets	97,431	12,456	(9,231)	100,656
Intangibles	205,119	11,196	8,804	225,119
Goodwill	600,821	41,776	40,047	682,644
Other non-current assets	33,595	694	1,167	35,456
Total assets	$936,966	$66,122	$40,787	$1,043,875
Liabilities and Stockholder’s Equity:
Total current liabilities	$76,867	$20,725	$(8,816)	$88,776
Long-term debt	538,050	137	94,863	633,050
Total liabilities	677,818	20,862	86,047	784,727
Total stockholder’s equity	259,148	45,260	(45,260)	259,148
Total liabilities and stockholder’s equity	$936,966	$66,122	$40,787	$1,043,875

*	Historical Company condensed balance sheet represents the Company’s ending balance as of June 30, 2007.

**	Historical Eclipse condensed balance sheet represents Eclipse’s ending balance as of April 30, 2007.
The Company is in the process of determining values of certain tangible and intangible assets; thus, the allocation of the purchase price to the assets acquired and liabilities assumed in connection with the acquisition is subject to change. The preliminary purchase price allocation is based upon management’s best estimates of the relative fair values of the identifiable assets acquired and liabilities assumed.
The following table reflects the impact of the Transactions:

Use of cash on hand	$(6,133)
Elimination of current assets not acquired	(3,098)
Fair value adjustment of intangibles	20,000
Elimination of Eclipse historical intangibles	(11,196)
Excess of purchase price over fair value of assets purchased	81,823
Elimination of Eclipse historical goodwill	(41,776)
Deferred debt financing fees	1,322
Fair value adjustment of other long-term assets	(155)
Fair value adjustment of deferred revenue	1,500
Elimination of current liabilities not assumed	7,316
Incurrence of indebtedness associated with the Revolving Line of Credit and Term Loan	(95,000)
Elimination of long-term liabilities not assumed	137
Elimination of stockholder’s equity	45,260

$—